Exhibit 10.3
ESCROW AGREEMENT
(Escrow No. 210028477)
THIS ESCROW AGREEMENT (this “Escrow Agreement”) is made and entered into as of this 30th day of July, 2010, by and among BANK OF AMERICA, N.A., national association (“Bank”), PURE CYCLE CORPORATION, a Colorado corporation (“Buyer”), and CHICAGO TITLE AND TRUST COMPANY (the “Escrow Agent”).
RECITALS
A. The Bank and Buyer have entered into a Loan Sale and Assignment Agreement dated as of July 30, 2010 (the “Loan Sale Agreement”) relating to the proposed sale and purchase of the loan of Sky Ranch, LLC, a Colorado limited liability company, which indebtedness is currently owed to the Bank (the “Loan Sale”), subject to the terms and conditions set forth therein.
B. The parties desire to enter into this Escrow Agreement to provide for the holding and disposition of the Earnest Money under the Loan Sale Agreement.
C. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.
NOW, THEREFORE, the parties hereto agree as follows:
1. Escrow Funds. Pursuant to the Loan Sale Agreement, Purchaser has delivered to Escrow Agent by wire transfer funds in the amount of Seven Hundred Thousand Dollars ($700,000.00) (the “Earnest Money”).
2. Refund Process; Objection to Refund. Buyer may deliver to Escrow Agent a notice requesting a return of the Earnest Money (a “Refund Notice”) if Buyer terminates the Loan Sale Agreement prior to 5:00 p.m. (Eastern time) on or before September 30, 2010 in accordance with the terms and conditions of the Loan Sale Agreement which allows Buyer to do so. In the event that Buyer shall deliver to Escrow Agent a Refund Notice, Escrow Agent shall, within one (1) Business Day after receipt of such Refund Notice, give written notice to the Bank together with a copy of the Refund Notice, in accordance with the notice provisions set forth in Section 15 hereof. If within a period of five (5) business days following Escrow Agent’s delivery of a copy of the Refund Notice to the Bank (the “Notice Period”), Escrow Agent does not receive a notice from the Bank objecting to the refund of the Earnest Money to Buyer (an “Objection Notice”), then, on the first business day following the Notice Period, Escrow Agent shall deliver to Buyer the Earnest Money, less the Escrow Agent’s customary escrow fee, and this Escrow Agreement shall terminate. If the Bank delivers an Objection Notice to Escrow Agent, the Bank shall simultaneously deliver to Buyer a copy of such Objection Notice, which shall set forth in reasonable detail the grounds for the objection. If Escrow Agent receives a timely Objection Notice from the Bank, Escrow Agent shall not deliver the Earnest Money to Buyer, but shall continue to hold the Earnest Money pursuant to the terms of this Escrow Agreement until such time as Escrow Agent receives either joint written instructions from Buyer and the Bank or a court order issued by a court of competent jurisdiction directing the disposition of the Earnest Money. Following the delivery of an Objection Notice to Escrow Agent, Escrow Agent is hereby authorized and directed to ignore any unilateral demands, notices or requests for disposition of the Earnest Money. Failure of the Bank to respond to a Refund Notice on or before the end of the Notice Period shall be deemed to mean that the Bank does not object to the delivery to Buyer of the Earnest Money and all interest earned thereon.
3. Payment to Bank. The Bank may deliver to Escrow Agent a notice demanding that the Earnest Money or applicable portion thereof be paid to the Bank if (A) Buyer fails to close under the terms of the Loan Sale Agreement, or (B) the Bank is entitled under the terms of the Loan Sale Agreement to withhold the refund to Buyer of all or any portion of the Earnest Money, in such event, the notice and objection periods provided in Section 2 shall apply.
4. Other Demand for Payment. Except as expressly provided in Paragraphs 2 or 3 above, in the event that either party makes a written demand upon the Title Company for payment of the Earnest Money, Escrow Agent shall, within one (1) Business Day after receipt of such demand, give written notice to the other party together with a copy of such demand, pursuant to the notice provisions set forth in Section 15 hereof. If Escrow Agent does not receive a written objection within five (5) business days after the giving of such notice, Escrow Agent is hereby authorized to make such payment. If Escrow Agent does receive such written objection within such five (5) business day period, Escrow Agent shall continue to hold the Earnest Money until otherwise directed by joint written instructions from the Bank and Buyer or a court order from a court of competent jurisdiction directing the disposition of the Earnest Money.
5. Limitation Of Duties Of Escrow Agent. Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. Escrow Agent shall have no duty to enforce any obligation of any person to make any delivery or to enforce any obligation of any person to perform any other act. Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. Except for amendments to these Instructions hereinafter referred to and except for joint instructions given to Escrow Agent by the parties hereto, Escrow Agent shall not be obligated to recognize any agreement between any or all of the persons referred to herein. It is understood and agreed that the duties of Escrow Agent are purely ministerial in nature. Escrow Agent shall not be liable to the other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of reasonable judgment, except for acts of willful misconduct or gross negligence. Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. Except as specifically set forth herein, Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement or any of the terms hereof, unless evidenced by a final judgment or decree of a court of competent jurisdiction in the State of Illinois or a Federal court in such State, or a writing delivered to Escrow Agent signed by the proper party or parties and, if the duties or rights of Escrow Agent are affected, unless it shall give its prior written consent thereto.

6. Disclaimer Re: Validity of Documentation. In its capacity as Escrow Agent, Escrow Agent shall not be responsible for the genuineness or validity of any security, instrument, document or item deposited with it and shall have no responsibility other than to faithfully follow the instructions contained herein, and shall not be responsible for the validity or enforceability of any security interest of any party and it is fully protected in acting in accordance with any written instrument given to it hereunder by any of the parties hereto and reasonably believed by Escrow Agent to have been signed by the proper person. Escrow Agent may assume that any person purporting to give any notice hereunder has been duly authorized to do so.
7. Resignation of Escrow Agent. Escrow Agent may resign as Escrow Agent hereunder upon giving thirty (30) days’ prior written notice to that effect to each of the parties to these Instructions. In such event, the successor Escrow Agent shall be selected and approved by the parties hereto, which approval will not be unreasonably withheld or unduly delayed. Such party that will no longer be serving as Escrow Agent shall deliver, against receipt, to such successor Escrow Agent, the Earnest Money, if any, held by such party, to be held by such successor Escrow Agent pursuant to the terms and provisions of this Escrow Agreement. If no such successor has been designated on or before the effective date of such party’s resignation, the current Escrow Agent shall continue until such successor is appointed; provided, however, its sole obligation thereafter shall be to safely keep all documents and instruments then held by it and to deliver the same to the person, firm or corporation designated as its successor or until directed by a final order or judgment of a court of competent jurisdiction in the State of Illinois or a Federal court in such State, whereupon Escrow Agent shall make disposition thereof in accordance with such order or judgment. If no successor Escrow Agent is designated and qualified within thirty (30) days after Escrow Agent’s resignation is effective, such party that will no longer be serving as Escrow Agent may apply to any court of competent jurisdiction for the appointment of a successor Escrow Agent.
8. Investment. Deposits made pursuant to this Escrow Agreement may be invested on behalf of any party or parties hereto in a federally insured account: provided, that any direction to Escrow Agent for such investment shall be expressed in writing and contain the consent of all other parties to this escrow, and also provided that Escrow Agent is in receipt of the taxpayer’s identification number and investment forms as required. Escrow Agent will, upon request, furnish information concerning its procedures and fee schedules for investment. In the event the Escrow Agent is requested to invest deposits hereunder, Chicago Title and Trust Company shall not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investment or redeeming said investment for the purposes of this Escrow Agreement.
9. Direction Not to Invest/Right to Commingle. Except as to deposits of funds for which Escrow Agent has received express written direction concerning investment or other handling, the parties hereto direct the Escrow Agent not to invest any funds deposited by the parties under the terms of this escrow and waive any rights which they may have under Section 2-8 of the Corporate Fiduciary Act (205 ILCS 620/2-8) to receive interest on funds deposited hereunder. In the absence of an authorized direction to invest funds, the parties hereto agree that Escrow Agent shall be under no duty to invest or reinvest any such funds at any time held by it hereunder; and further, that Escrow Agent may commingle such deposits with other deposits or with its own funds in the manner provided for the administration of funds under Section 2-8 of the Corporate Fiduciary Act (205 ILCS 620/2-8) and may use any part or all such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any. Provided, however, nothing herein shall diminish Escrow Agent’s obligation to apply the full amount of the deposits in accordance with the terms of this Escrow Agreement.
10. Business Day. Whenever under the terms and provisions of this Escrow Agreement the time for performance of a condition falls upon a Saturday, Sunday, or holiday, such time for performance shall be extended to the next business day.
11. Agreements. The parties have heretofore entered into the Loan Sale Agreement (as defined above) pertaining to the Loan Sale transaction. This Escrow Agreement shall not supersede the terms and provisions contained in the Loan Sale Agreement and in the event of a conflict, the terms and provisions contained in the Loan Sale Agreement shall govern and prevail. It is agreed by the parties hereto that Escrow Agent is not to be considered a party to said Loan Sale Agreement; the Loan Sale Agreement is not to be construed as a part of these Instructions. It is agreed, however, by the parties hereto that the Escrow Agent shall be governed solely by the terms and provisions contained in these Instructions.
12. Governing Law. This Escrow Agreement are governed by and are to be construed under the laws of the State of Illinois.
13. Reimbursement of Expenses. The Escrow Agent shall be reimbursed by Buyer for any reasonable expenses incurred by it hereunder, including the reasonable fees of any attorneys that it may wish to consult in connection with the performance of its duties hereunder. Such compensation and expenses shall be paid and reimbursed to the Escrow Agent solely by the Buyer. The Bank shall not be obligated to pay, reimburse or contribute to any portion of the Escrow Agent’s fees, compensation or expenses.
14. Disputes. In the event of a dispute between any of the parties hereto as to their respective rights and interests hereunder, the Escrow Agent shall be entitled to hold any and all cash then in its possession or under its control hereunder until such dispute shall have been resolved by the parties in dispute and the Escrow Agent shall have been notified by instrument jointly signed by all of the parties in dispute, or until such dispute shall have been finally adjudicated by a court of competent jurisdiction.
15. Notices. Any notice, demand, request or other communication or delivery which either party hereto may be required or may desire to give under this Escrow Agreement shall be in writing and shall be deemed to have been properly given only if (a) hand delivered (effective upon delivery), (b) sent by a nationally recognized overnight delivery service (effective one (1) business day after delivery to such courier for overnight service), (c) sent by facsimile between 9:00 a.m. and 5:00 p.m. Eastern time on a business day (effective upon confirmation of transmission provided the same is followed up by an overnight courier delivery), in each case, prepaid and addressed as follows, or to such other or additional addresses as either party might designate by written notice to the other party in accordance with the notice provisions hereof:

If to Escrow Agent:	Chicago Title Insurance Company
171 North Clark Street
Chicago, Illinois 60601
Attn: Donna Adelmann
Telephone: (312) 223-2731

If to the Bank:	Traci Craig
Bank of America NA
101 E. Kennedy Blvd. 10th Floor
Tampa, Florida 33602
MC: FL1-400-10-07
Telephone: 813-225-8478
Fascimile: 813-225-8327

With a copy to:

Duane Morris LLP
190 South LaSalle Street
Suite 3700
Chicago, Illinois 60603
Attn: David B. Yelin, Esq.

If to Buyer:	Pure Cycle Corporation
Attention: Mark Harding,
President and Chief Executive Officer
500 East 8th Avenue, Suite No. 201
Denver, Colorado 80203
Phone: (303) 292-3456
Fax: (303) 292-3475

With a copy to:

Senn Visciano Rosenstein P.C.
1801 California Street, Suite 4300
Denver, Colorado 80202-2604
Attention Mark A. Senn, Esq.
Phone: (303) 298-1122
Fax: (303) 296-9101
16. Escrow Agent Acceptance. The Escrow Agent hereby consents and agrees to all of the provisions hereof, and agrees to accept, as Escrow Agent hereunder, all cash and documents deposited hereunder, and agrees to hold and dispose of said cash and documents deposited hereunder in accordance with the terms and provisions hereof.

17. Successors and Assigns. This Escrow Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.
18. Counterpart Execution. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
19. Facsimile or Photocopy Signatures. A facsimile or photocopy signature on this Escrow Agreement, any amendment hereto or any notice delivered hereunder shall have the same legal effect as an original signature.
[Signatures on Following Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed the day and year first above written.

BANK: BANK OF AMERICA, N.A., a national banking association
By:	/s/ Traci Craig
Traci Craig, Vice President

BUYER: PURE CYCLE CORPORATION, a Colorado corporation
By:	/s/ Mark Harding
Mark Harding
President and Chief Executive Officer 500 East 8th Avenue Suite 201 Denver, Colorado 80203 Phone: (303) 292-3456 Fax: (303) 292-3475

ESCROW AGENT: CHICAGO TITLE AND TRUST COMPANY
By:
Its: Authorized Agent